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F:\CLD\FBSBFC\AMERICABLE\2AMEND\SUPPLEMENT

                                  SUPPLEMENT A

                                       to
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                         Dated as of JUNE 1, 1993 Among
                FIRST BANK NATIONAL ASSOCIATION (the "Bank") and
                  AMERICABLE INC., TRANSITION ENGINEERING, INC.
                      and CABLE DISTRIBUTION SYSTEMS, INC.
                         (collectively, the "Borrowers")

1. LOAN AGREEMENT REFERENCE. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, among the Borrowers and the Bank (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meanings given such terms in the Loan Agreement unless the context otherwise requires.

2.   CREDIT AMOUNT; BORROWING BASE.

     2.1 CREDIT AMOUNT. The maximum amount of Loans which the Bank will make available to the Borrowers shall not exceed FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000) (such amount is herein called the "Credit Amount") (unless such amount is increased by the Bank in its sole and absolute discretion); PROVIDED, HOWEVER, that the aggregate outstanding principal balance of the Loans plus the Letter of Credit Obligations shall not exceed the Credit Amount.

     2.2 BORROWING BASE. The term "Borrowing Base," as used herein, shall mean:

          (a) an amount of up to 75% of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrowers' Eligible Accounts Receivable; PLUS

          (b) an amount of up to the lesser of (i) 30% of the net value (the lower of the cost or market value of such Inventory as determined by the Bank on a first in first out basis and after deduction of such reserves and allowances as the Bank deems proper and necessary ) of the Borrowers' Eligible Inventory, or (ii) $2,000,000.

     2.3 BANK'S RIGHTS. The Borrowers agree that nothing contained in this Supplement A (a) shall be construed as the Bank's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or advance or in any way limit the Bank's right to resort to any or all of the Collateral as security for any of the Obligations, (b) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Obligations, or (c) shall supersede SECTION 2.10 of the Loan Agreement.

3.   INTEREST.

     3.1 REVOLVING LOANS. The unpaid balance of the Revolving Loans shall bear interest to maturity at the Reference Rate in effect from time to time plus one and one-half percent (1 1/2%) per annum.
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     3.2  TERM LOAN.  The unpaid principal balance of the Term Loan shall bear interest to maturity at a fixed rate per annum equal to 10.665%.

     3.3 DEFAULT RATE. If any amount of the Loans is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loans (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus four percent (4%), or (ii) two percent (2%) above the rate in effect at the time such amount became due for such past due amount.

     3.4 OVERDRAFT LOANS; OVER ADVANCES. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to SECTION 2.8 or
     SECTION 2.9 of the Credit Agreement, as applicable.

4.   ELIGIBLE ACCOUNT RECEIVABLE DATA.

     (a) The Account Receivable must not be unpaid on the date that is 90 days after the date of the invoice evidencing such Account Receivable.

     (b) If invoices representing 10% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than 90 days after the dates of the invoices evidencing such Accounts Receivable, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

5. ADDITIONAL COVENANTS. From the date of the Loan Agreement and thereafter until all of the Borrowers' Obligations under the Loan Agreement are paid in full, the Borrowers agree that, unless the Bank shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

     5.1 TANGIBLE CAPITAL BASE. During each of the periods set forth below, permit the Tangible Capital Base to be less than the amount set forth below opposite such period at any time:

          Period                             Tangible Capital Base
          ------                             ---------------------

     June 30, 1993 through and
     including September 29, 1993                 $5,300,000

     September 30, 1993 through and
     including October 31, 1993                   $5,500,000

     November 1, 1993 through and
     including June 29, 1994                      $5,000,000

     June 30, 1994 through and
     including December 30, 1994                  $5,400,000

     December 31, 1994 through and
     including June 29, 1995                      $5,400,000

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     June 30, 1995 through and
     including December 30, 1995                  $5,600,000

     December 31, 1995 and thereafter             $5,800,000

     5.2 LEVERAGE RATIO. During each of the periods set forth below, permit the ratio of (a) the total of (i) Americable's consolidated Indebtedness, MINUS (ii) Subordinated Debt, MINUS (iii) the aggregate unpaid accrued interest on all Subordinated Debt of Americable owing to NSU, to (b) Tangible Capital Base to be greater than the ratio set forth below opposite such period at any time:

               Period                           Leverage Ratio
               ------                           --------------

     June 1, 1993 through and
     including September 29, 1993                 2.0 to 1.0

     September 30, 1993 and thereafter            2.2 to 1.0

     5.3 INTEREST COVERAGE RATIO. Permit the ratio, as of the last day of any fiscal quarter for the period commencing on the first day of Americable's fiscal year through and including such day, of (a) Americable's EBITDA to
     (b) the total of (i) Americable's consolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases) MINUS
     (ii) the aggregate unpaid accrued interest on all Subordinated Debt of Americable owing to NSU, to be less than (w) 1.25 to 1.0 for the fiscal quarter ending on September 30, 1993, (x) 2.0 to 1.0 for the fiscal quarter ending December 31, 1993 and each fiscal quarter through the fiscal quarter ending December 31, 1994, (y) 1.5 to 1.0 for fiscal quarter ending
     March 31, 1995, and (z) 2.0 to 1.0 for each fiscal quarter thereafter.

     5.4 CAPITAL EXPENDITURES. Make Capital Expenditures in an amount exceeding $1,400,000 on a consolidated basis during Americable's fiscal year ending December 31, 1993, and $750,000 during any fiscal year thereafter.



Borrowers' Initials


Bank's Initials
DATE: AS OF MARCH 3, 1995